Exhibit (l)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 10, 2022 relating to the financial statements of Teachers Insurance and Annuity Association of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 26, 2022

Exhibit (l)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 26, 2022 relating to the financial statements of each of the sub-accounts of TIAA Separate Account VA-3 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2022